UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2007

CIRCUIT CITY STORES, INC.

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of incorporation)

001-05767	54-0493875
(Commission File Number)	(I.R.S. Employer Identification Number)

9950 Mayland Drive, Richmond, Virginia 23233

(Address of principal executive offices) (Zip Code)

(804) 527-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 8, 2007, Circuit City Stores, Inc. (the “Company”) announced a series of changes to which the Company committed on February 6, 2007 that are intended to better align the company to meet the changing nature of the consumer electronics retail marketplace as well as improve financial performance. The changes grew out of efforts launched by management following intensified gross margin pressures experienced by the Company in the latter part of 2006 to plan initiatives to improve sales and gross margin, as well as improve the efficiency of the Company’s expense structure.

Some of the announced changes involve exit or disposal plans or other disposition of long-lived assets or termination of employees as described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). Furthermore, some of the charges that will be taken in connection with these matters may be material to the Company’s financial results.

As a result of its commitment to the course of action outlined in its press release, the Company will incur pretax expenses totaling approximately $30 million related to exit and business disposition activities. Of this total, approximately $20 million relates to lease termination costs and approximately $10 million relates to other costs, primarily asset write-offs. These expenses will result in future cash expenditures of approximately $22 million.

A copy of the press release regarding these matters is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06.	Material Impairments.

The Company’s monitoring of international segment sales and margin trends in the fourth quarter of fiscal 2007 (ending February 28, 2007) showed declines that caused it to determine that it was necessary to evaluate goodwill associated with the international segment for impairment. While the valuation process is not complete, as a result of conclusions reached February 5, 2007, the Company estimates that it will incur a non-cash impairment charge in the fourth quarter totaling $40 million to $60 million.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2007, the Company also announced that Douglas T. Moore, Executive Vice President, Chief Merchandising Officer, has left the Company. He will receive benefits in connection with the termination of his employment consistent with the provisions of his employment agreement.

Mr. Moore’s departure was announced in the press release furnished with this report as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	– Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report.

99.1 Press Release dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.

By:	/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President, General Counsel and Secretary

Dated: February 9, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 8, 2007